UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Jackson Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Corporate Way, Lansing, Michigan	48951
(Address of principal executive offices)	(Zip Code)

(517) 381-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered

Common Stock, Par Value $0.01 Per Share	JXN	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a share of Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A	JXN PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2026 (the “Closing Date”), pursuant to separate Purchase Agreements among Jackson Financial Inc. (the “Company”), BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers, and the Trusts (as defined herein), (i) Grand River Funding Trust I, a Delaware statutory trust (the “2036 Trust”), completed the issuance and sale of 500,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2036 (the “2036 P-Caps”) for an aggregate purchase price of $500,000,000, and (ii) Grand River Funding Trust II, a Delaware statutory trust (the “2056 Trust” and, together with the 2036 Trust, the “Trusts”), completed the issuance and sale of 400,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2056 (the “2056 P-Caps” and, together with the 2036 P-Caps, the “P-Caps”) for an aggregate purchase price of $400,000,000, in private placements pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The P-Caps will serve as a new source of on-demand capital and liquidity for the Company providing the Company the right at its election (as described below) at any time (i) over a ten-year period to issue its 6.311% Senior Notes due 2036 (the “2036 Senior Notes”) to the 2036 Trust, and (ii) over a thirty-year period to issue its 7.280% Senior Notes due 2056 (the “2056 Senior Notes” and, together with the 2036 Senior Notes, the “Senior Notes”). The P-Caps do not carry registration rights and may be held only by “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trusts each invested the proceeds from the sale of its P-Caps in a portfolio of principal and interest strips of U.S. Treasury securities (the “Eligible Assets”).

On the Closing Date, the Company also entered into separate facility agreements (each, a “Facility Agreement”) with each Trust and The Bank of New York Mellon Trust Company, N.A., as trustee for the Senior Notes. The Facility Agreements provide that the applicable Trust will grant the Company the right to require it to purchase, on one or more occasions, from the Company (each, an “Issuance Right”) the applicable Senior Notes in an aggregate principal amount, at any one time outstanding and held by the applicable Trust, in the case of the 2036 Trust, of up to $500,000,000 aggregate principal amount of the Company’s 2036 Senior Notes and, in the case of the 2056 Trust, of up to $400,000,000 aggregate principal amount of the Company’s 2056 Senior Notes. The Company has agreed to pay to the 2036 Trust and the 2056 Trust a semi-annual facility fee (each, a “Facility Fee”) calculated at a rate of 2.066% per annum and 2.430% per annum, respectively, applied to the unexercised portion of the applicable Issuance Right. The Company may direct each Trust to grant the right to exercise the applicable Issuance Right with respect to all or a designated amount of the applicable Senior Notes to one or more assignees (who are consolidated subsidiaries of the Company or persons to whom the Company has an obligation) (each, an “Issuance Right Assignee”), who may cause the applicable Senior Notes to be issued to such Trust and receive the corresponding portion of Eligible Assets that would otherwise have been delivered to the Company pursuant to the exercise of such Issuance Right. On the Closing Date, the Company also entered into separate trust expense reimbursement agreements with each Trust, pursuant to which the Company agreed to reimburse the Trusts for their expenses in connection with the transaction, including the fees of the trustees of the Trusts.

An Issuance Right in respect of a Trust will be exercised automatically in full if (1) the Company fails to pay the applicable Facility Fee under the applicable Facility Agreement when due, or any amount due and owing under the applicable trust expense reimbursement agreement on any distribution date, or fails on any distribution date to purchase and pay for any Eligible Assets that are due and unpaid on such distribution date and are required to be purchased at their face amount from that Trust pursuant to the terms of the applicable Facility Agreement and such failure is not cured (including payment in full of the special facility fee due as a result of such failure) within 30 days of such distribution date or (2) upon certain bankruptcy events involving the Company.

The Company will be required to exercise each Issuance Right in full if (1) it reasonably believes that its consolidated net worth, determined in accordance with U.S. GAAP, but excluding accumulated other comprehensive income (or loss) and equity of non-controlling interests attributable thereto, has fallen below $2.75 billion, which amount may be adjusted from time to time upon the occurrence of certain specified events, (2) an event of default under the indenture that governs the Senior Notes has occurred or would have occurred had the Senior Notes been outstanding, or (3)(A) certain events relating to each Trust’s status as an “investment company” under the Investment Company Act, are reasonably likely to occur or have occurred and (B)(x) within five business days of such determination, the transaction agreements have not been amended to prevent or cease such event or (y) it has been reasonably determined that no such amendment is possible. In addition, at any time following exercise of an Issuance Right in respect of a Trust in whole or in part, other than upon a redemption, an automatic exercise or a required exercise as described in this paragraph, the Company will have the right to repurchase any or all of the Senior Notes then held by such Trust in exchange for Eligible Assets that entitle such Trust to receive payments of principal and interest in the same amounts as such Trust would have received on the Eligible Assets that it delivered to the Company or any Issuance Right Assignee upon the exercise of the Issuance Right in respect of the Senior Notes to be so repurchased.

The Company has the right to redeem, at its option, the Senior Notes issued to a Trust at any time in whole or in part and, in lieu of issuing and selling Senior Notes to a Trust pursuant to any voluntary exercise of an Issuance Right, the Company may elect to deliver a cash amount equal to the redemption price of the Senior Notes in exchange for a corresponding portion of Eligible Assets. The redemption price of the Senior Notes being redeemed will equal the greater of the principal amount of such Senior Notes or a make-whole redemption price, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption. A Trust will apply the redemption proceeds and such payments to redeem its P-Caps having an initial purchase price equal to the principal amount of such Senior Notes on the redemption or payment date. The P-Caps are mandatorily redeemable, in the case of the 2036 Trust on February 15, 2036, and, in the case of the 2056 Trust on February 15, 2056, and will be retired earlier upon an early redemption of the applicable Senior Notes. A Trust will terminate upon the redemption of all its outstanding P-Caps or the earlier occurrence of certain other events.

SAFE HARBOR

The information in this report contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses, and business opportunities. Generally speaking, any statement in this report not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident,” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (“SEC”) on February 24, 2026, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels, is not incorporated by reference into and is not part of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the coverage page XBRL tags are embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON FINANCIAL INC.

Date: March 19, 2026	By:	/s/ Don W. Cummings
	Name:	Don W. Cummings
	Title:	Executive Vice President and Chief Financial Officer